Exhibit 1.1

Execution Copy

Ulta Salon, Cosmetics & Fragrance, Inc.

Common Stock

Underwriting Agreement

May 9, 2012

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

As representatives of the several

underwriters named in Schedule A hereto.

c/o Goldman, Sachs & Co.,

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Section 1. Introductory. Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”), a Delaware corporation, has an authorized capital stock consisting of 70,000,000 shares, $0.01 par value, of Preferred Stock, of which no shares will be outstanding as of the First Closing Date hereinafter defined, and 400,000,000 shares, $0.01 par value, of Common Stock (“Common Stock”), of which 62,883,482 shares were outstanding as of May 1, 2012, and no other shares of Common Stock will have been issued as of the First Closing Date, except for shares of Common Stock issued upon the exercise of stock options outstanding as of May 1, 2012. Certain stockholders of the Company (as named in Schedule B, the “Selling Stockholders”) propose to sell in the aggregate 7,000,000 shares of the Company’s issued and outstanding Common Stock to the several underwriters named in Schedule A (“Underwriters”), who are acting severally and not jointly. Collectively, such total of 7,000,000 shares of Common Stock proposed to be sold by the Selling Stockholders is hereinafter referred to as the “Firm Shares.” In addition, one Selling Stockholder, as identified on Schedule B (the “Option Stockholder”), proposes to grant to the Underwriters the option to purchase up to an aggregate of 1,050,000 additional shares of Common Stock (the “Option Shares”) as provided in Section 5 hereof. The Firm Shares and, to the extent the Underwriters’ option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.” The Common Stock, including the Shares, will have attached thereto rights (the “Rights”) to purchase shares of Series A Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company. The Rights are to be issued pursuant to a Stockholder Rights Agreement (the “Rights Agreement”), dated as of October 25, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

The Company and the Selling Stockholders hereby confirm their agreement with the Underwriters as follows:

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters and the Selling Stockholders that:

(a) An “automatic shelf registration statement” as defined under Rule 405 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless otherwise indicated all references herein to specific rules are rules promulgated under the 1933 Act) on Form S-3 (File No. 333-181205), a related base prospectus (the “Base Prospectus”) and a preliminary prospectus supplement to the Base Prospectus (any such preliminary prospectus supplement, together with the Base Prospectus, a “preliminary prospectus”) with respect to the Shares and the Rights have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity with the requirements of the 1933 Act; and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the preliminary prospectus in reliance upon Rule 430B. To the extent that the Representatives request in writing, there have been or will promptly be delivered to you one signed copy of such registration statement and amendments, one copy of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related Base Prospectus and preliminary prospectus or prospectuses, and final forms of prospectus for each of the Underwriters.

Such registration statement (as amended, if applicable) at the time it became effective and the prospectus constituting a part thereof (including, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430B or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus” as defined herein, as appropriate. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. Any document filed by the Company after the effective date of the Registration Statement or the date of any prospectus and incorporated by reference into the Registration Statement shall be deemed to be included in the Registration Statement or such prospectus as of the date of such filing. The documents incorporated by reference in any preliminary prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the Exchange Act, and none of such documents contained, as of the date such document became effective or was filed with the Commission, as the case may be, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that was filed not more than three years prior to the date hereof; such Registration Statement automatically became effective on filing; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(c) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time specified in Rule 430B, if applicable, and the Prospectus and any amendments or supplements thereto, in all material respects conformed or will conform in all material respects to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As of the Applicable Time hereinafter defined, neither (x) the Issuer General Use Free Writing Prospectus(es) hereinafter defined issued at or prior to the Applicable Time, the Statutory Prospectus hereinafter defined as of the Applicable Time and the pricing information set forth in Exhibit A, all being considered together (collectively, the “Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (hereinafter defined) issued at or prior to the Applicable Time, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

As used in this Section 2(c) and elsewhere in this Agreement:

“Applicable Time” means 4:00 p.m., Chicago Time, on May 9, 2012 or such other time as agreed by the Company, the Selling Stockholders and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Base Prospectus, as supplemented by the preliminary prospectus supplement, relating to the Shares that is included in the Registration Statement immediately prior to that time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Section 2(c) shall not apply to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its property and conduct its business as described in the Prospectus, except in any such case where the failure to have such power and authority would not reasonably be expected to have a material adverse effect upon the Company; the Company is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases substantial properties, has an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect upon the Company.

(e) The Company does not own any subsidiaries.

(f) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus, including the outstanding Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; the Rights have been duly authorized and validly issued, and conform to the description thereof contained in the Prospectus; and the Preferred Stock has been duly authorized by the Company and validly reserved for issuance and, upon the exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Company’s entry into, and the performance by the Company of its obligations under, this Agreement has been duly authorized by all necessary corporate action and will not (i) violate any provision of the Company’s charter or bylaws or (ii) result, except as would not reasonably be expected to have a material adverse effect on the Company, in a breach or violation of any of the terms and provisions of, or constitute a default or change of control under (A) any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company is a party or by which the Company or its property may be bound or affected, or (B) any statute, rule, regulation or order applicable to the Company of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein or therein, except as necessary to comply with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, as applicable.

(i) Ernst & Young LLP, who have expressed their opinions with respect to certain of the financial statements incorporated by reference in the Registration Statement, are an independent registered public accounting firm as required by the 1933 Act and the Exchange Act, and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”).

(j) The financial statements of the Company incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company as of the respective dates of such financial statements, and the statements of income and cash flows of the Company for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

The financial information set forth in the Prospectus under “Summary Financial and Operating Data,” on the basis stated in the Prospectus, presents fairly in all material respects the information set forth therein.

None of the Registration Statement, the Disclosure Package or the Prospectus contains any “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations).

(k) The Company is not in violation of its charter or bylaws or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and, to the Company’s knowledge, and, except as may be disclosed in the Prospectus, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for violations or defaults that neither individually nor in the aggregate are material to the Company.

(l) There are no material legal, governmental or regulatory agency proceedings pending, or to the Company’s knowledge, threatened to which the Company is or may be a party or of which material property owned or leased by the Company or may be the subject that are not disclosed in the Prospectus, or that would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Agreement or any action taken or to be taken pursuant hereto or thereto.

(m) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus. Except for the Selling Stockholders, all holders of registration rights have waived such rights with respect to the offering being made by the Prospectus.

(n) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements incorporated by reference in the Prospectus (or otherwise included or incorporated by reference in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or that are not material to the Company. To the knowledge of the Company, the Company holds its leased properties that are material to the Company under valid and binding lease agreements, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(o) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(p) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus and except as otherwise disclosed in the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, or entered into any material transactions not in the ordinary course of business and there has not been any change in the capital stock or short-term debt or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in the Company’s condition (financial or otherwise), results of operations or stockholders’ equity.

(q) There is no material document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(r) Except as disclosed in the Prospectus, the Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”), except as would not reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) of the Company or results of operations of the Company. The Company has not received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and, to the knowledge of the Company, the Company has not infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

(s) The conduct of the business of the Company is in compliance in all material respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

(t) The Company possesses certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(u) The Company has filed all necessary federal, state and local income and franchise tax returns that were required to be filed prior to the date hereof, after taking into account all applicable extensions obtained, and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

(v) A registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Shares are listed on the NASDAQ Global Select Market (“NASDAQ”).

(w) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act, and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures to the extent applicable in preparing and evaluating the disclosures relating to the Company included in the Registration Statement, the Disclosure Package and the Prospectus.

(x) The Company maintains a system of internal accounting controls that complies with the Exchange Act and is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal accounting controls.

(y) The Company is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(z) No material transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(aa) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605(c)(2) of the NASDAQ Rules, and the board of directors or the audit committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the NASDAQ Rules.

(bb) The Company has insurance (including self insurance) covering its properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as, to the Company’s knowledge, are customary within its industry and, to the Company’s knowledge, are adequate to protect the Company and its business; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be reasonably necessary to continue its business.

(cc) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder, and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act that will become applicable to the Company.

(dd) Except as disclosed in the Prospectus, the Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any litigation, pending or threatened in writing, between the Company and any of its executive officers and, except as disclosed in the Prospectus, the Company has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

(ee) Except as disclosed in the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company, (i) the Company (x) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company.

(ff) Except in each case as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored or maintained by the Company or any of its Controlled Group Members (which includes each member of the group of entities under common control with the Company as determined under Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the “Code”)) for their employees or former employees (a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, has complied with the funding obligations of Section 412 and 430 of the Code and Sections 302 and 303 of ERISA, and the fair market value of the assets of each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under the Plan determined using the actuarial assumptions used for funding purposes.

(gg) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(jj) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(kk) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm) The statements set forth in each preliminary prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock and the Rights, are accurate, complete, and fair.

Section 3. Representations, Warranties and Covenants of the Selling Stockholders.

(a) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the Company and the Underwriters that:

(i) Such Selling Stockholder has, and immediately prior to the First Closing Date or the Second Closing Date, as the case may be, will have, valid title to the Shares to be sold by such Selling Stockholder on the First Closing Date or the Second Closing Date, as the case may be, free and clear of all security interests, claims, liens, equities or other encumbrances, and the legal right and power and all authorization required by law to enter into this Agreement and to sell, assign and deliver the Shares to be sold by such Selling Stockholder.

(ii) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of New York Uniform Commercial Code (the “UCC”)) to such Shares, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” within the meaning of Section 8-501 of the UCC in respect of such Shares, and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(iii) The execution, delivery and performance by or on behalf of such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon such Selling Stockholder’s Shares pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which such Selling Stockholder’s Shares are subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder, if any, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, in each case, applicable to the Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions hereunder. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated herein or therein, except as necessary to comply with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, as applicable.

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) To the extent that any statements or omissions made in a preliminary prospectus are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder in writing expressly for use therein, each preliminary prospectus, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and, to the extent that any statements or omissions made in the Registration Statement or the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder in writing expressly for use therein, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The parties hereto agree that the information relating to such Selling Stockholder set forth under the caption “Selling Stockholders” and the footnotes thereunder (excluding any percentages or total outstanding share numbers of the Company set forth therein) in both the Base Prospectus and the preliminary prospectus supplement relating to the Shares is the only information made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use in any preliminary prospectus, the Registration Statement and the Prospectus and any amendment or supplement thereto.

(vi) Such Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(vii) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares by the Underwriters as contemplated herein.

(viii) The sale of the Shares by such Selling Stockholder is not prompted by any material information concerning the Company known to such Selling Stockholder that is not set forth in any preliminary prospectus, the Registration Statement or the Prospectus and any amendment or supplement thereto or otherwise known to the Company.

(ix) Except as disclosed in the Prospectus, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(x) Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

Section 4. Representations and Warranties of the Underwriters. Each of the Representatives, severally and not jointly, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholders that the information set forth in paragraphs 5, 7, 8 and 9 under the caption “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

Section 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the number of Firm Shares set forth opposite the name of each Selling Stockholder in Schedule B hereto at the price per share set forth in Exhibit A hereto. The obligation of each Underwriter to each of the Selling Stockholders shall be to purchase from such Selling Stockholder that number of full shares which (as nearly as practicable, as determined by you) bears to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The public offering price and the purchase price are set forth in Exhibit A hereto.

At 10:00 a.m., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 13 of this Agreement) following the date the Registration Statement became effective (or, if the Company has elected to rely upon Rule 430B, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange Act), after the date hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Selling Stockholders will deliver to you through the book-entry facilities of The Depository Trust Company for the accounts of the several Underwriters, the Firm Shares to be sold by them, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the accounts designated by such Selling Stockholders. Such time of delivery and payment is herein referred to as the “First Closing Date.” Electronic transfer of the Firm Shares to be so delivered will be in such denominations and registered in such names as you request by notice to the Selling Stockholders prior to 10:00 a.m., Chicago Time, on the second business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Option Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,050,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Option Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the Prospectus first filed by the Company pursuant to Rule 424(b) under the 1933 Act (the “Rule 424 Prospectus”) upon notice by you to the Company and the Selling Stockholders setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the names and denominations in which the Shares are to be registered for electronic transfer. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. If all of the Option Shares are purchased, the number of Option Shares to be purchased from the Option Stockholder is set forth in Schedule B hereto. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by such Selling Stockholder by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

You have advised the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to acknowledge receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

Section 6. Covenants of the Company. The Company covenants and agrees that:

(a) The Company will advise you and each of the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares, and will also advise you and each of the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b) The Company will give you and each of the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish you and each of the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time under the circumstances prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you shall reasonably object in writing.

(c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company, upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(d) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Selling Stockholders and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will not acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related Underwriters’ option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

(f) The Company will make generally available to its security holders, not later than sixteen months after the effective date of the Registration Statement, an earnings statement (which need not be audited) which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

(g) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, upon your request, the Company will furnish to you at its expense, subject to the provisions of subsection (c) hereof, copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus hereinafter defined, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(h) The Company will reasonably cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(i) Upon the request of either Representative and to the extent not publicly available on the Commission’s EDGAR database, during the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company that is not disseminated via the Company’s website or a national news service; (iii) as soon as available, of each report of the Company mailed to stockholders; and (iv) information filed with NASDAQ or FINRA as the Representatives may reasonably request.

(j) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430B, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430B and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430B, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement by 9:00 p.m., Chicago time, on the date of this Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(k) During such period beginning on the date of this Agreement and ending on the later of the First Closing Date or the Second Closing Date, as the case may be, or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 promulgated under the 1933 Act (the “Prospectus Delivery Period”), the Company will comply with all registration, filing and reporting requirements of the Exchange Act and NASDAQ; and the Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(l) During the Prospectus Delivery Period, the Company will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(m) During the Prospectus Delivery Period, the Company will maintain a system of internal accounting controls that complies with the Exchange Act and is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n) The Company agrees not to, directly or indirectly, (i) offer, sell (including “short” selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock held of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (except, in each case, for Common Stock sold pursuant to this Agreement or issued pursuant to the exercise of currently outstanding stock options or the grant of long-term incentive awards, including restricted stock and stock options, to employees and directors of the Company in the ordinary course of business consistent with past practice, including, in each case, under the Company’s Amended and Restated Restricted Stock Option Plan, 2002 Equity Incentive Plan, 2007 Incentive Award Plan or 2011 Incentive Award Plan); or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock without the prior written consent of the Representatives for a period of 90 days (the “Lock-Up Period”) after the date of this Agreement; provided, however, that, for so long as NASD Rule 2711 or any similar or successor rule is in effect, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

Section 7. Covenants of the Company and the Underwriters. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.

Section 8. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters, which are the subject of clause (ii) below) incurred in connection with the performance of the obligations of the Company and the Selling Stockholders hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and the Selling Stockholders and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including electronic delivery) of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement and a blue sky memorandum; (ii) all reasonable third-party costs, fees and expenses (including reasonable legal fees and disbursements of outside counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including clearance of such offering with FINRA; (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares, if any, and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters; and (iv) all third-party costs, fees and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the second paragraph of Section 2(c).

Section 9. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and each of the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and each of the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430B, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the Base Prospectus in reliance on Rule 430B, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Disclosure Package and the Prospectus, which, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering, sale or delivery of the Shares as contemplated hereby.

(c) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i) An opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Company, each addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, each in form and substance reasonably satisfactory to the Underwriters.

(ii) An opinion of counsel for each of the Selling Stockholders, in each case addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in substantially the form set forth on Exhibit B hereto.

(iii) Such opinion or opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the existence of the Company, the validity of the Shares, the Registration Statement, the Disclosure Package and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters.

(iv) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

(3) subsequent to the date of the most recent financial statements included in the Registration Statement and Prospectuses, and except as set forth or contemplated in the Prospectuses, there has not been any change that has had or would reasonably be expected to have a material adverse effect upon the Company or any material change in its capital stock or short-term debt or long-term debt. The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2) and (3) to be set forth in said certificate.

(v) A certificate of from each of the Selling Stockholders (as identified in Schedule B hereto), dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder set forth in Section 3 are true and correct as of such date and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

(vi) On the date of the Prospectus and promptly following the execution of this Agreement, and also on the First Closing Date or the Second Closing Date, as the case may be, there shall have been delivered to you a letter addressed to you, as Representatives of the Underwriters, from Ernst & Young LLP, an independent registered public accountant firm, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus. There shall not have been any material change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

(vii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, verifying the truth and accuracy of such statistical or financial figures included in the Prospectus which you may reasonably request and which have not been otherwise verified by the letters referred to in clause (vi) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

(viii) The “lock-up” letter agreements between you and the Option Stockholder and the named executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the First Closing Date or the Second Closing Date, as the case may be.

(ix) Such further certificates and documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 8 and 10 hereof and except to the extent provided in Section 12 hereof.

Section 10. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or any of the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, or if this Agreement is terminated pursuant to Section 15, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 10, Section 8 and Section 12 shall at all times be effective and shall apply.

Section 11. Effectiveness of Registration Statement. You and the Company will use your and its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as practicable the lifting thereof.

Section 12. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement, required to be stated therein or necessary to make the statements therein not misleading, and in the case of any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives for use therein.

(b) Each of the Selling Stockholders will, severally and not jointly in proportion to the number of Shares to be sold by such Selling Stockholder hereunder, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact about the Selling Stockholder, in the case of the Registration Statement, required to be stated therein or necessary to make the statements therein not misleading, and in the case of any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the obligations under this Section 12(b) shall only apply to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein (and the parties hereto agree that the only information included in the foregoing documents in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein is the information relating to such Selling Stockholder set forth under the caption “Selling Stockholders” and the footnotes thereunder (excluding any percentages or outstanding share totals of the Company set forth therein)) in both the Base Prospectus and the preliminary prospectus supplement relating to the Shares; provided, further, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives for use therein. Notwithstanding anything to the contrary in this Section 12(b), in no event shall the liability of a Selling Stockholder exceed the net proceeds actually received by such Selling Stockholder from the sale of its respective Shares pursuant to this Agreement.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 12 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the contribution by any Selling Stockholder pursuant to this Section 12(e) shall not exceed the net proceeds actually received by such Selling Stockholder from the sale of its respective Shares pursuant to this Agreement. In addition, the Selling Stockholders’ respective obligations in this subsection (e) to contribute are several in proportion to their respective sale obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 12 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 12 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the 1933 Act.

Section 13. Default of Underwriters. It shall be a condition to the agreement and obligation of each of the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 8 hereof and except to the extent provided in Section 12 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 14. Effective Date. This Agreement shall become effective immediately upon execution by the parties hereto.

Section 15. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange or The Nasdaq Stock Market shall have been suspended or minimum prices shall have been established on such exchange or market, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any material adverse change in financial markets or any material adverse change in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power or terrorist organization which, in the opinion of the Representatives, makes it impractical or inadvisable to offer or sell the Shares, or (v) there shall have been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business. Any termination pursuant to this Section 15 shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to any Underwriter (except for expenses to be paid or reimbursed pursuant to Sections 8 and 10 hereof and except to the extent provided in Section 12 hereof).

Section 16. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

Section 17. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, with copies to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, and to Richard Aftanas, c/o Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Richard S. Meller, c/o Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606; if sent to one of the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholders at such address as they have previously furnished to the Company and the Representatives, with a copy to Nora Ann Wallace and Jeffrey Hochman, c/o Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019.

Section 18. No Advisory or Fiduciary Relationship. The Company and each of the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares contemplated by this Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Selling Stockholders, or its or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares contemplated by this Agreement and the Company and the Selling Stockholders have consulted its and their own legal, accounting, regulatory and tax advisors to the extent it and they deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

Section 19. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 12, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 20. Representation of Underwriters. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 21. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

Section 22. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

Ulta Salon, Cosmetics & Fragrance, Inc.

By:	/s/ Gregg R. Bodnar
Name: Gregg R. Bodnar
Title: Chief Financial Officer and Assistant
Secretary

Doublemousse B.V.

By:	/s/ Charles Heilbronn
Name: Charles Heilbronn
Title: Director

Moussetrap

By:	Mousseless Inc., its general partner

By:	/s/ Charles Heilbronn
Name: Charles Heilbronn
Title: President

By:	Monsieurmousse Inc., its general partner

By:	/s/ Charles Heilbronn
Name: Charles Heilbronn
Title: President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Acting as Representatives of the several Underwriters named in Schedule A.

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By:	J.P. Morgan Securities LLC

By:	/s/ Jill Woodworth
Name: Jill Woodworth
Title: Managing Director

Schedule A

Underwriter	Number of Firm Shares to be Purchased
Goldman, Sachs & Co.	2,800,700
J.P. Morgan Securities LLC	2,800,700
William Blair & Company, L.L.C.	466,200
Piper Jaffray & Co.	466,200
Wells Fargo Securities, LLC	466,200

Total	7,000,000

Schedule B

Selling Stockholders	Number of Firm Shares to be Sold	Number of Option Shares to be Sold
Doublemousse B.V. (Option Stockholder)	6,907,108	1,050,000
Moussetrap	92,892	N/A

Schedule C

Issuer General Use Free Writing Prospectuses

[None]

Exhibit A

Pricing Information Provided Orally by the Underwriters

•	Total Shares Offered: 7,000,000 (with option to purchase additional Shares: 1,050,000)

•	Price to Public: $84.00

•	Gross Spread: $2.94

•	Expected Settlement Date: May 15, 2012

Exhibit B

Form of Opinion of Counsel for the Selling Stockholders

(1) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

(2) The execution, delivery and performance by or on behalf of each Selling Stockholder of the Underwriting Agreement, the sale of the Shares to be sold by each Selling Stockholder and the consummation by each Selling Stockholder of the transactions contemplated by the Underwriting Agreement, the Disclosure Package and the Prospectus will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder, if any, or (ii) result in the violation of any applicable New York or federal law known to us to be customarily applicable to offerings of the type contemplated by the Underwriting Agreement or any administrative regulation, judgment or order of any governmental agency or body that in our experience has jurisdiction over the Selling Stockholders or their property; and no consent, approval, authorization or other order of any New York or federal court, governmental agency or other governmental body known to us to be customarily applicable to offerings of the type contemplated by the Underwriting Agreement (other than as has been obtained under the Securities Act, including the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws or FINRA, as to which we express no opinion) is required to be obtained by the Selling Stockholders for the performance by each Selling Stockholder of its obligations under the Underwriting Agreement, or in connection with the offer, sale or delivery of the Shares thereunder.

(3) Each Underwriter that has purchased the Shares, made payment therefor pursuant to the Underwriting Agreement and has had such Shares credited to a securities account of such Underwriter maintained with DTC will have acquired a “securities entitlement” (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (the “UCC”) to such Shares, and no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such security entitlement; in giving this opinion, counsel for the Selling Stockholders may assume that when such payment, delivery and crediting as described therein occur, (a) such Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (b) DTC is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC and with respect to DTC, the “securities intermediary’s jurisdiction” within the meaning of Section 8-110(e) of the UCC is New York, (c) DTC indicates by book entries on its books that security entitlements with respect to the Shares have been credited to the accounts of the several Underwriters, (d) the Shares are a “financial asset” as defined in Section 8-102(a)(9) of the UCC and (e) each of the Underwriters acquires its interests in the Shares without notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC.